As Filed with the Commission on December 2, 2020

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported):  November 30, 2020

ABCO ENERGY, INC.

(Name of registrant as specified in its Charter)

NEVADA	000-55235	20-1914514
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2505 No. Alvernon Way, Tucson, AZ	85712
(Address of principal executive offices)	(Zip Code)

(520) 777-0511

(Registrant’s telephone number, including area code)

(Former name if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
COMMON STOCK	ABCE	OTCPK

ITEM 5.02:	Departure of Directors or Certain Officers, Election of Director; Appointment of Certain Officers; Compensation Arrangements of Certain Officers.

On December 1, 2020, Wayne Marx, the sole director of the Company, upon the resignations of Mr. Adrian Balinski as the Chief Financial Officer and a Director, and of Mr. Michael Mildebrandt as President and Director of the Company, appointed David Shorey as the acting President and acting Chief Financial Officer of the Company.

David Shorey, one of the founders of the Company as he was instrumental in the founding and the initial organization of the Company. He has been a consultant to the Company’s operating subsidiary for the last 12 years. He was a subject of two decisions of Arizona Corporation Commission, one in October of 2010 relating to an entity which was not related to the Company and a second in March of 2013 relating to Westcap Energy, Inc., (a “Westcap Action”), whose assets were acquired by the Company in early 2011. All of the Westcap shareholders became shareholders of the Company when the Company acquired the Westcap assets. Twenty four of the Westcap shareholders were non U.S. Persons who acquired their Westcap shares in Reg S transactions. The Court in the Westcap Action found that Shorey and Westcap violated the Arizona securities laws because of the failure to adequately disclose payment of commissions of up to 70% to brokers. The decision in the Westcap Action was affirmed by the Arizona Court of Appeals in September 2015. All of the 23 of 24 Westcap shareholders refused rescission of their Reg S Transaction. All of the foregoing disclosures were repeatedly described in the Company’s Form 10Ks, Form 10Qs and in Form 8Ks, all filed with the SEC through December 31, 2015. The Company has disclosed all fees and commissions paid in Reg S transactions from July 1, 2011 through April 1, 2019, the last date of a Reg S Transaction. No shareholder has ever requested that the Company cancel their respective Reg S Transaction.

Mr. Shorey was re-appointed on December 1, 2020 as the acting President and acting CFO of the Company, effective as of January 23, 2020 as Messrs. Mildebrandt and Balinski, all of the other officers and two of the three directors recently resigned. He will serve as such until his successor has been duly approved/elected as the case may be. Mr. Shorey has loaned the Company $202,205 since 2010. The balance due him is $226,260 as of the date of this Report. He has also personally guaranteed the repayment of Company debt aggregating $835,000, as of the date of the Report.

The ACC has recently contacted the Company respecting how Reg S transactions subsequent to January 1, 2015 were consummated and by whom. Mr. Charles O’Dowd, prior CEO and CFO, and Mr. Shorey, acting as a consultant, were both involved in these subsequent Reg S Transactions. Discussions with the ACC, which relate to possible further sanctions, fines, etc., are ongoing with no resolution as of the date of this Report.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ABCO ENERGY, INC.

Dated: December 2, 2020	By: /s/ Wayne Marx
Name: Wayne Marx
Title: Secretary